Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Seifert and Gene C. Wulf and each or either of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 3rd day of August, 2006.

Signature	Title

/s/ JEFFREY H. CURLER	President, Chief Executive Officer and Director (Principal Executive Officer)
Jeffrey H. Curler

/s/ GENE C. WULF	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Gene C. Wulf

/s/ STANLEY A. JAFFY	Vice President and Controller (Principal Accounting Officer)
Stanley A. Jaffy

/s/ WILLIAM J. BOLTON	Director
William J. Bolton

/s/ DAVID S. HAFFNER	Director
David S. Haffner

/s/ BARBARA L. JOHNSON	Director
Barbara L. Johnson

/s/ TIMOTHY M. MANGANELLO	Director
Timothy M. Manganello

/s/ NANCY P. MCDONALD	Director
Nancy P. McDonald

/s/ ROGER D. O’SHAUGHNESSY	Director
Roger D. O’Shaughnessy

/s/ EDWARD N. PERRY	Director
Edward N. Perry

/s/ PAUL S. PEERCY	Director
Paul S. Peercy

/s/ WILLIAM J. SCHOLLE	Director
William J. Scholle